Exhibit 23.2

                      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

E-REX, Inc.
11645 Biscayne Boulevard, Suite 210
Miami, FL 33181

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of the following report filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8:

         1. Our report dated March 15, 2001, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2000.

January 14, 2002

Gately & Associates

/s/ James P. Gately
__________________________
By: James P. Gately